Exhibit 1A-2A

DelawareThe First StatePage 1 6233068 8100Authentication: 204188151SR# 20213243203Date: 09-17-21You may verify this certificate online at corp.delaware.gov/authver.shtmlI, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "SLINGSHOT USA, LLC", FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF SEPTEMBER, A.D. 2021, AT 5:52 O`CLOCK P.M.